Exhibit 99.1

FOR IMMEDIATE RELEASE

Nikola Appoints Steve Shindler to Board of Directors

PHOENIX, October 1, 2020 — Nikola Corporation (NASDAQ: NKLA) today announced that it has appointed Steve Shindler as a new independent director. In connection with his appointment, the Nikola Board of Directors has named Shindler Chair of the Audit Committee. The Company also announced today that Lonnie Stalsberg has decided to retire after more than three years on the Nikola Board.

Shindler is a seasoned executive who brings significant corporate financial management and strategic planning experience to Nikola’s Board. He most recently served as Chief Financial Officer of VectoIQ Acquisition Corp., a publicly-traded special purpose acquisition company focused on opportunities in the industrial technology, transportation and smart mobility industries, until its business combination with Nikola Corporation in June 2020. In addition, he also serves as a director of NII Holdings, Inc., a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America. Prior to joining VectoIQ, Shindler served as Chief Executive Officer of NII from December 2012 until August 2017. He also served as Executive Chair of NII from February 2008 to July 2012 and as CEO from 2000 until February 2008. Before joining NII, Shindler was Executive Vice President and CFO of Nextel Communications from 1996 to 2000.

“We are pleased to welcome a leader of Steve’s caliber to the Nikola Board,” said Steve Girsky, Chairman of Nikola’s Board of Directors. “With his strong financial acumen, Steve’s talents will complement the diverse skills and experience of our current directors, and I am confident he is well-positioned to serve as Chair of the Audit Committee. Importantly, I know Steve shares our vision of leaving the world a better place. We look forward to benefiting from Steve’s financial and operational insights as we continue to execute on our strategy and deliver on our milestones.”

“I am honored to join the Nikola Board of Directors,” said Shindler. “Nikola’s zero-emission energy and transportation solutions are increasingly important as policymakers worldwide adopt stricter emissions standards and shift toward prioritizing sustainability. I look forward to working closely with my fellow Board members to continue building on Nikola’s momentum and create value for shareholders.”

Girsky added, “We thank Lon for his many contributions to the Nikola Board over the past three years, and wish him all the best.”

ABOUT STEVE SHINDLER:

Steve Shindler is a Director of NII Holdings, Inc. a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America. From 2018 – June 2020, Shindler served as Chief Financial Officer of VectoIQ Acquisition Corp., a publicly-traded special purpose acquisition company focused on opportunities in the industrial technology, transportation and smart mobility industries. Previously, Shindler served as Chief Executive Officer of NII from 2012 until August of 2017 as well as from 2000 to 2008. As Chief Executive Officer, he successfully transformed NII from a start-up operation into a leading wireless provider with nearly 11.5 million subscribers. In recent years, he oversaw a financial restructuring of the company that included sales of its core businesses in Mexico, Peru, Argentina, Chile and Brazil. Shindler joined Nextel Communications, Inc. in 1996 as Executive Vice President and Chief Financial Officer. Prior to joining Nextel, Shindler was Managing Director of Communications Finance at The Toronto Dominion Bank, one of the largest suppliers of capital to the wireless industry. Shindler is also a founding partner of RIME Communications Capital, a firm that has invested in early stage media, tech and telco companies. Shindler graduated with a Bachelor of Arts in economics from the University of Michigan and earned his Masters of Business Administration from Cornell University.

ABOUT NIKOLA CORPORATION:

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

FORWARD LOOKING STATEMENTS

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the company’s expectations regarding its business, business model and strategy; the company’s expectations regarding its projected truck builds and related specifications; the company’s expectations for its trucks and market acceptance of electric trucks; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Nikola’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal proceedings to which Nikola is, or may become a party; failure to realize the anticipated benefits of the recently completed business combination; the conversion of pre-orders into binding orders; risks related to the rollout of Nikola’s business and the timing of expected business milestones; the effects of competition on Nikola’s future business; the availability of capital; and the other risks detailed from time to time in Nikola’s reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2020 and other documents Nikola files with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and Nikola specifically disclaims any obligation to update these forward-looking statements.

SELL-SIDE ANALYST / INSTITUTIONAL INVESTOR INQUIRIES:

Kim Brady

kim.brady@nikolamotor.com

MEDIA CONTACTS:

Nicole Rose

nicole.rose@nikolamotor.com

480-660-6893

Colleen Robar

crobar@robarpr.com

313-207-5960

Tim Lynch / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449